UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2018

TRON GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-209166	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

K-2-8 2nd Floor, Kuchai Business Park Jalan 1/127 off Jalan, Kuchai Lama Kuala Lumpur, Malaysia	58200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +603 7987 8688

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On June 27, 2018, we entered into an Investment Agreement (the "Agreement") with BT Vantage Assets Group Limited ("BT").

Pursuant to the Agreement, BT has agreed to purchase from our company 32,000,000 shares of common stock (the "Sale Shares") at a purchase price of $0.40 per share. Payment for the Sale Shares shall be made in two installments, and the issuance of the Sale Shares shall be made on a pro-rated basis.

Upon execution of the Agreement, BT paid to our company $1,000,000 as a first installment, and we subsequently issued to BT 2,500,000 Sale Shares.

Within one year of the execution of the Agreement, BT shall pay to our company a second installment of $11,800,000 as the remainder of the purchase price for the Sale Shares. Upon receipt of the second installment, we will issue to BT 29,500,000 Sale Shares.

BT may not sell, transfer or assign any of the Shares for a period of 18 months from the payment of the first installment without consent from our company.

Item 9.01 Financial Statements and Exhibits

10.1	Investment Agreement dated June 27, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRON GROUP INC.

/s/ Eric Yap
Eric Yap
Chief Executive Officer

Date: July 3, 2018

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